Exhibit 99.1

K-V Pharmaceutical	Contact:
One Corporate Woods Drive	Brooke Eiler
Bridgeton, MO 63044	314-645-6600

FOR IMMEDIATE RELEASE

K-V Pharmaceutical Announces Update on Confirmatory Trial of Gestiva™

Enrollment to Begin at International Trial Sites; U.S. Trial Sites Already Underway

St. Louis—May 3, 2010 — K-V Pharmaceutical Company (NYSE: KVa/KVb) (the “Company”) announced today it has been informed by Hologic, Inc. (NASDAQ: HOLX) that site initiation and patient enrollment has begun at international clinical trial sites in Europe in the ongoing trial of Gestiva™ (hydroxyprogesterone caproate injection, 250 mg/1 mL), commonly referred to as “17P”, for the prevention of preterm birth in women pregnant with a single baby with a history of singleton spontaneous preterm birth. The study was initiated in late 2009 and currently has 36 clinical trial sites worldwide open to enrollment, many of which have recently opened, with expectations to open additional sites.

“We are pleased by the progress being made toward the enrollment of the Gestiva (17P) study. If approved, Gestiva will provide physicians with the first FDA approved product to prevent recurrent preterm birth in eligible patients” said David Van Vliet, Interim President & CEO K-V Pharmaceutical. “This trial will be an important step in further understanding the impact of Gestiva in preventing preterm birth.”

According to the March of Dimes, preterm birth, or the birth of a baby prior to 37 completed weeks of pregnancy, affects one in eight babies born in the United States.1 Additionally, the rate of preterm birth has increased more than 35 percent in the last 25 years,2 and late preterm births—babies born at 34 to 36 weeks of pregnancy—account for nearly three quarters of all preterm births in the U.S.3 Preterm birth has been estimated to cost the nation more than $26 billion a year.4

The initiation of the multi-year trial is one of the requirements stipulated by the U.S. Food and Drug Administration (FDA) prior to considering approval to market Gestiva. In addition, the FDA has requested the following milestones to be achieved in the clinical study:

1)	Fifteen clinical trial sites must receive Institutional Review Board (IRB) approval for study initiation.

2)	Eighty-five study subjects must be entered or “randomized” into the study (5% of the total study patient enrollment).

3)	At least fifteen of the first eighty-five subjects randomized must enroll from U.S. sites.

4)	Demonstrate a total of one hundred seventy study subjects (10% of the total patient enrollment) will be enrolled from U.S. and Canadian sites prior to final study completion.

To date, the trial has received 36 different IRB or Ethics Committee approvals covering 78 sites globally with randomization of 44 subjects from U.S. sites. In total, the multinational study is expected to take place at more than 90 trial sites, including already approved sites in the U.S., Canada, and Europe and is expected to enroll approximately 1,700 patients.

The trial is a phase 3b, multi-center, randomized, double-blind study of Gestiva for the prevention of preterm birth in women who are pregnant with a single baby and have spontaneously delivered a single baby preterm in the past. The trial is designed as a follow on study to confirm the data submitted in the Gestiva new drug application (NDA). The data submitted in the Gestiva NDA were published in 2003 in The New England Journal of Medicine and examined the safety and efficacy of Gestiva, also known as “17P,” for the prevention of preterm birth in women pregnant with a single baby with a history of spontaneous singleton preterm birth.

As previously announced, K-V Pharmaceutical has an agreement with Hologic, Inc. to acquire the rights of Gestiva upon FDA approval.

Investor Conference Call

K-V Pharmaceutical will hold an investor conference call on Wednesday, May 5, 2010 at 11:30 a.m. EDT to discuss its Gestiva product and other company matters. Participants can listen to the conference call by dialing 866-543-6405 (domestic) or 617-213-8897 (international) and citing code 17610921. To access the live web cast of the conference call, please go to the investor relations portion of our website at http://www.kvpharmaceutical.com. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.

A replay of the call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 94346814. An archived version of the webcast will be accessible for 90 days at http://www.kvpharmaceutical.com.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded prescription pharmaceutical products. The company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the company’s corporate Web site at www.kvpharmaceutical.com.

Safe Harbor

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plans”, “expect”, “aim”, “believe”, “projects”, “anticipates”, “commit”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the numbers of preterm births for which Gestiva may be prescribed, its safety profile and side effects profile, and the Company’s strategy for growth, product development, product launches, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;
(2)	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the first quarter of fiscal year ending March 31, 2010) (“the Form10-Q”);

(3)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Background—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;
(4)	the possibility of further reducing the Company’s operations, including further reductions of its employee base, and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;
(5)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations in connection therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20—“Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;
(6)	changes in the current and future business environment, including interest rates and capital and consumer spending;
(7)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;
(8)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;
(9)	acceptance of and demand for the Company’s new pharmaceutical products;
(10)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs;
(11)	new product development and launch, including the possibility that any product launch may be delayed;
(12)	reliance on key strategic alliances;
(13)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(14)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations;
(15)	fluctuations in revenues;
(16)	the difficulty of predicting international regulatory approvals, including timing;
(17)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;
(18)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;
(19)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 18—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q;
(20)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;
(21)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(22)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;
(23)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva set forth in the previously disclosed Gestiva acquisition agreement, as amended;
(24)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;
(25)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;
(26)	the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;
(27)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under Title 42 of the U.S. Code as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;
(28)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;
(29)	the ability to sell or license certain assets, and the terms of such transactions;
(30)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness; and
(31)	The risks detailed from time to time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A—“Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and Part II, Item 1A—“Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Sources

1.	About Prematurity: Prematurity Awareness Month - March of Dimes. 1-2.
2.	March of Dimes White Paper on Premature Birth: The Global and Regional Toll. 2009;1-14.
3.	Shapiro-Mendoza CK, Tomashek KM, Kotelchuck M, et al. Effect of late-preterm birth and maternal medical conditions on newborn morbidity risk. Pediatrics. 2008;121:e223-e232.
4.	Help Reduce the Costs: The Economic Costs, Preterm Birth - March of Dimes. 1-2.